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                              EMPLOYMENT AGREEMENT


              THIS AGREEMENT, made this 30th day of May, 1995 between Peter M.

Schwolsky, (the "Executive") and The Columbia Gas System, Inc.  (the

"Company").

                              W I T N E S S E T H:


              WHEREAS, the Company wishes to secure the services of the

Executive as an officer and Chief Legal Officer; and

              WHEREAS, the Executive is willing to serve as Senior Vice

President, and within ninety (90) days of his employment, as Chief Legal

Officer of the Company, and to enter into this Agreement on the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive hereby agree as follows:

              1.    Employment.  The Company shall employ the Executive, and

the Executive shall serve, as Senior Vice President of the Company commencing

June 5, 1995.  The Company shall also employ the Executive, and the Executive shall serve, as Chief Legal Officer of the Company within ninety (90) days of his employment.  As Senior Vice President and Chief Legal Officer of the

Company, the Executive will report directly and solely to the Chief Executive

Officer of the Company.  The Executive agrees to faithfully perform the duties of Senior Vice President and Chief Legal Officer to the best of his ability and, except for vacations and periods of temporary illness, to devote his full time and attention to the Company's business.  If elected, the Executive also agrees to serve as a director and/or officer of any subsidiary or affiliate of the Company.

              2.    Compensation.  For all services to be rendered by the

Executive under this Agreement, the Executive shall be paid compensation and receive benefits from the Company as follows:
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                    (a)    Base Salary.  A base salary of $285,000 per annum,

       payable in accordance with the usual manner of payment of executive salaries by the Company.  Any increases that the Executive would be entitled to shall be administered in the same manner as is applicable to all other senior executives of the Company as shall be approved by the

       Board of Directors.  The term "base salary", for the purpose of this

       Agreement, shall include any increases, and, as increased, shall be reduced only if such reduction is part of and consistent with an across-the-board reduction of salaries which occurs prior to a change in control, as described in paragraph (e) of Section 6, and which affects all members of the senior management of the Company; provided, however,

       that the base salary shall in no case be reduced below $285,000 per annum.

                    (b)    Incentive Compensation Plan.  The Executive shall

       participate in the Company's incentive compensation plan and all other incentive programs for officers of the Company as appropriate for his status.

                    (c)    Grant of Contingent Stock.  Ninety (90) days after

       the Executive commences employment with the Company, the Company shall transfer to the Executive 2,500 shares of the Company's Common Stock, in consideration of the Executive's resignation from employment with his present employer and his willingness to accept employment with the

       Company.

                    (d)    Grant of Stock Options.  The Board of Directors of

       the Company shall grant to the Executive, under the Company's existing stock option plan, stock options for 5,000 shares of the Company's

       Common Stock.  Such options shall be granted on the Executive's employment date with an exercise price equal to 100% of the fair market value of a share of Common Stock on such date.  Such options shall remain exercisable, as adjusted for stock splits, stock dividends and the like, for the period ending ten years after the grant of such options, provided that the Executive remains in the
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       Company's employ.  Notwithstanding the foregoing, in the event that the

       Executive's employment is terminated by the Company for any reason other than cause, for purposes of determining whether such stock options have become exercisable and whether they remain exercisable, the Executive shall be deemed to be employed by the Company for the period during which the Executive is receiving severance benefit payments set forth in paragraph (a)(i) of Section 7 of this Agreement and for a period of ninety (90) days following the end of such payments.

              3.    Reimbursement of Expenses.  The parties recognize that in

the course of performing his duties under this Agreement the Executive will incur out-of-pocket expenses for the account of the Company.  The Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses so incurred, upon submission to the Company of an adequate, written accounting.

              4.    Fringe Benefits.  The Executive shall be eligible to

participate fully in all fringe benefits provided by the Company for its employees in general, or for its executives, including, but not limited to, the

Pension Restoration Plan, the Thrift Restoration Plan, any pension plan or profit sharing plan, maintained from time to time by the Company, and any life,

accident, health, hospitalization or long-term disability insurance, maintained from time to time by the Company.  The eligibility requirements under the

Company's Sick Leave Plan shall be waived so that the Executive shall at all times be eligible to receive the maximum benefits under such plan, i.e.,

twenty-six weeks at full pay.  The Executive shall also be entitled to receive benefits under the Company's Transfer Personnel Plan, except that the requirement under such plan that the Executive move his principal residence to or near the metropolitan area in which the Company's headquarters is located within one year of employment by the Company is waived; provided, however, that within a reasonable period of time after the end of such one year period of time, the Executive shall have established a residence
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and otherwise have become part of the general community in the area of or near the Company's headquarters.  Subject to any applicable legal limitations, the

Executive shall continue to participate in any such fringe benefits, or be provided an equivalent amount of cash payments, during the period the Executive is receiving the payments set forth in paragraph (a)(i) of Section 7 of this

Agreement (Severance Benefit).

              5.    Vacation.  The Executive shall be entitled to four weeks of paid vacation for each consecutive 12-month period during his employment by the

Company.

              6.    Termination.  The Executive's employment shall be

terminated upon the first to occur of the following:

                    (a)    The Executive's death.

                    (b)    The Executive becoming permanently disabled.

       Permanent disability shall mean physical or mental incapacity of a nature which prevents the Executive, in the sole judgment of the Board of Directors of the Company, from performing his duties under this

       Agreement.

                    (c)    The Executive's employment being terminated by the

       Company for any reason other than for cause.  Termination for cause shall mean termination by action of the Board of Directors of the

       Company because of the willful failure of the Executive to perform his duties and obligations under this Agreement or gross negligence in the performance of his duties under this Agreement or the commission by the

       Executive of a felony.

                    (d)    The 90th day after the Executive notifies the

       Company in writing that he is terminating his employment as a result of the Board of Directors of the Company failing to elect him Chief Legal

       Officer within ninety (90) days of his employment, or subsequently failing to reelect him to, or removing him from, the position of Senior

       Vice President and Chief Legal Officer, or a material reduction in his duties and responsibilities in
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       any such position.  Any notice pursuant to this paragraph must be given in writing no later than ninety (90) days after the Board of Directors fails to initially elect, reelect, or removes, the Executive or after the material reduction in the Executive's duties or responsibilities.

                    (e)    The 90th day after the Executive notifies the

       Company (or any successor to the Company) in writing that he is terminating his employment as a result of one of the following events:

                           (i)    The Shareholders of the Company approve an

              agreement for the sale or other disposition of all or

              substantially all of the assets of the Company through a sale,

              merger, consolidation, or other business combination transaction.

                           (ii)  The acquisition by any person or group of

              associated persons of beneficial ownership of 25% or more of the voting securities of the Company (other than a pro forma

              transaction for a purpose such as changing the name or state of incorporation of the Company).

                           (iii)  During any period of 24 consecutive months,

              individuals who at the beginning of such period constitute the

              Board of Directors and any new directors whose election by the

              Board of Directors or nomination for election by the Company's

              Shareholders was approved by a vote of at least  2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

       Any notice pursuant to this paragraph must be given in writing no later than 180 days after such event.

                    (f)    The Executive notifies the Company that he is

       terminating his employment, or the Company notifies the Executive that the Executive's
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       employment is being terminated, for any reason not set forth in the preceding paragraphs of this Section.

              7.    Termination Benefits.

                    (a)    If the Executive's employment is terminated for any

       of the reasons set forth in paragraph (c) or (d) of Section 6

       (termination by the Company without cause or termination by the

       Executive for cause), the Company shall pay, or provide, to the

       Executive the following termination benefits:

                           (i)    Severance Benefit.  A severance benefit in an

              amount equal to the sum of (A) the Executive's then annual base salary for a period of 24 months, or, if the Executive's

              employment is terminated before the first anniversary of the signing of this Agreement by the Company and the Executive, a period of 24 months plus the number of months and days between the date the Executive's employment is terminated and the first anniversary of the signing of this Agreement by the Company and the Executive, and (B) a reasonable estimate of the incentive compensation the Executive would have received, under the

              Company's incentive compensation plan, during such 24 month or longer period if his employment had not terminated.  Such benefit shall be paid in monthly installments over such 24 month or longer period and shall commence within a reasonable period of time after such termination.

                           (ii)  Supplemental Pension Payments.  A monthly

              supplemental pension payment equivalent to the greater of the amount determined in (A) or (B) below, less the amount determined in (C) below:

                                  (A)    the monthly benefit calculated under

                    the Retirement Income Plan for Columbia Gas System

                    Companies (the "System Plan") formula which applies to the

                    Executive at the date he elects to begin to receive his

                    retirement benefits under such plan, but determined (I)

                    without regard to compensation or benefit
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                    limitations prescribed by federal law or regulation and

                    (II) by including for all purposes under such plan the

                    period of the Executive's employment service and the

                    compensation which the Executive earned with his present

                    employer.

                                  (B)    the actuarial equivalent (as

                    determined under the actuarial assumptions in the System

                    Plan) of the monthly benefit calculated under the terms of the pension plan of the Executive's present employer, as in effect on the date of the Executive's termination of

                    employment with his present employer, as of the date the

                    Executive begins to receive his retirement benefits under

                    the System Plan, but with such monthly benefit being

                    determined (I) without regard to compensation or benefit

                    limitations prescribed by federal law or regulation and

                    (II) by including for all purposes of such calculation his compensation history with both of his present employer and the Company and his period of employment service with both of his present employer and the Company.

                                  (C)    the total amount of the benefit, or

                    its equivalent straight life annuity amount, that the

                    Executive in fact receives from the pension plan of his

                    present employer and under the Company's Retirement

                    Program.

              The Executive shall be entitled to receive the supplement pension payments described in this subparagraph only if the Executive has satisfied the vesting requirements as set forth in the System

              Plan.  If the Executive dies prior to the beginning of his retirement benefits under the System Plan and the Executive's surviving spouse or other beneficiary is entitled to receive a death benefit under the System Plan, this subparagraph shall be interpreted in a manner so as to
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              provide the appropriate supplemental death benefit to the

              Executive's surviving spouse or other beneficiary.

                           (iii)  New Employment Assistance.  Reasonable

              assistance in obtaining new employment, including, but not limited to, the use of an office, a telephone, and normal

              secretarial and other office services.

                           (iv)  Payment of Accrued Vacation.  Payment for all

              vacation periods earned and accrued to the date of such

              termination but not taken.  Such payment shall be made in a single sum within a reasonable period of time after such

              termination.

                    (b)  If the period of employment is terminated for the

       reason set forth in paragraph (a) of Section 6 (death), the Executive's designated beneficiary shall receive, in addition to the death and other benefits provided under the Company's fringe benefit programs, the termination benefits set forth in paragraphs (a)(ii) and (iv) of this

       Section (Supplemental Pension Payments and Payment of Accrued Vacation).

                    (c)  If the period of employment is terminated for the

       reason set forth in paragraph (b) of Section 6 (disability), the

       Executive shall receive, in addition to the disability benefits provided under the Company's fringe benefit programs, the termination benefits set forth in paragraphs (a)(ii) and (iv) of this Section (Supplemental

       Pension Payments and Payment of Accrued Vacation).

                    (d)  If the period of employment is terminated for the

       reason set forth in paragraph (e) of Section 6 (change in control), the

       Executive shall receive the termination benefits set forth in paragraphs

       (a)(i), (ii), (iii) and (iv) of this Section (Severance Benefit,

       Supplemental Pension Payments, New Employment Assistance and Payment of

       Accrued Vacation), except that the amount to be paid under paragraph

       (a)(i) (Severance Benefit) shall be equal to the sum of (A) the

       Executive's then annual base salary for a period of 36
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       months, and (B) a reasonable estimate of the incentive compensation the

       Executive would have received, under the Company's incentive compensation plan, during such 36 month period if his employment had not terminated.  Such benefit shall be paid in monthly installments over such 36 month period and shall commence within a reasonable period of time after such termination.  Notwithstanding the preceding to the contrary, in the event that any payments or benefits received or to be received by the Executive in connection with the Executive's termination of employment (whether under the terms of this Agreement or any other plan, arrangement or agreement with the Company or any of its subsidiaries) would subject the Executive to an excise tax under Section

       4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then to the extent necessary to eliminate the imposition of such an excise tax (and after taking into account any reduction in payments or benefits under any such other plan, arrangement or agreement), the payments under paragraph (a)(i) of this Section 6 (Severance Benefit) shall be reduced.

                    (e)  If the period of employment is terminated for the

       reason set forth in paragraph (f) of Section 6 (any other reason), the

       Executive shall receive only the termination benefit set forth in paragraph (a)(iv) of this Section (Payment of Accrued Vacation).

              8.    Payment of Legal Fees and Expenses.  The Company shall also pay to the Executive reasonable legal fees and expenses incurred in good faith by the Executive as a result of a termination which entitles the Executive to benefits under the Agreement (including, but not limited to, all such fees and expenses incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder).  Such payments shall be made within 5 business days after delivery of the Executive's
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written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

              9.    Designation of Beneficiary.  The Executive may designate a beneficiary or beneficiaries, who may be designated contingently or successively and who may be an entity other than a natural person, to receive any termination benefits which may become payable under Section 7 in the event of the Executive's death.  Any such designation may, from time to time and at any time, be changed or canceled by the Executive without the consent of any beneficiary.  Any such designation must be by written notice delivered to the

Company.  If the Executive designates more than one beneficiary, any payments to the Executive's beneficiaries shall be made in equal shares unless the

Executive designates otherwise.

              10.   Withholding of Taxes.  Any payments to the Executive, or to his designated beneficiary or beneficiaries, pursuant to the terms of this

Agreement shall be reduced by such amounts as are required to be withheld with respect thereto under all present and future federal, state and local tax laws and regulations and other laws and regulations.

              11.   Notices.  Any notice to be given to the Executive by the

Company under this Agreement shall be deemed to have been given by the Company and received by the Executive if and when it is hand delivered to the Executive or it is sent by registered or certified mail to the Executive at 22

Constitution Hill West, Princeton, NJ  08540, or such other address as may be given by the Executive in writing to the Company.  Any notice to be given to the Company by the Executive under this Agreement shall be deemed to have been given by the Executive and received by the Company if and when it is hand delivered by the Executive to the Secretary of the Company or it is sent by registered or certified mail, addressed to the Board of Directors of the

Company at 20 Montchanin Road,
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Wilmington, DE 19807, or such other address as may be given by the Company in writing to the Executive.

              12.   Full and Complete Agreement; Amendment.  This Agreement

constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements.  This Agreement may be modified only by a written instrument executed by both parties.

              13.   Nonassignability.  This Agreement and the rights and

benefits hereunder are personal to the Company and are not assignable or transferrable, nor may the services to be performed hereunder be assigned by the Company to any person, firm or corporation; provided, however, that this

Agreement and the rights and benefits hereunder may be assigned by the Company to any corporation acquiring all or substantially all of the assets of the

Company or to any corporation into which the Company may be merged or consolidated, and this Agreement and the rights and benefits hereunder will automatically be deemed assigned to any such corporation.  The Executive's rights and interest under this Agreement may not be assigned, pledged or encumbered by Executive.  The provisions of this Agreement shall enure to the benefit of Executive's heirs, executors, administrators and successors in interest.

              14.   Construction.  This Agreement shall be construed under the laws of the State of Delaware.

              15.   Execution in Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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              16.   Titles and Headings.  Titles and headings to Sections

herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this

Agreement.

              IN WITNESS WHEREOF, the parties hereto have duly executed this

Agreement as of the date first set forth above.

                                         THE COLUMBIA GAS SYSTEM, INC.
(Corporate Seal)


ATTEST:                                By:   /s/  Oliver G. Rochard, III
                                           ------------------------------
                                            Chairman, President and
                                            Chief Executive Officer
   /s/  T. S. Bindra
- ------------------------
   Assistant Secretary

                                              /s/  Peter M. Schwolsky
                                            -----------------------------
                                                   Peter M. Schwolsky